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                                                                   Exhibit 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of VeriSign, Inc. of our report dated February 2, 2000 except as to Note 13 which is dated as of March 15, 2000 relating to the financial statements and financial statement schedule, which appears in Network Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

McLean, Virginia
April 10, 2000